UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
April 27, 2017
Date of Report
(Date of earliest event reported)

WSFS Financial Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-35638	22-2866913
(State or other jurisdiction of incorporation)	(SEC Commission File Number)	(IRS Employer Identification Number)

500 Delaware Avenue, Wilmington, Delaware	19801
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (302) 792-6000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07 Submission of Matters to a Vote of Security Holders
(a) The annual meeting of the stockholders of the company was held on April 27, 2017.
(b) At the meeting, the stockholders:

•	elected all three director nominees named in the 2017 Proxy Statement to the company's Board of Directors for three-year terms expiring at the annual meeting of stockholders to be held in 2020;

•	ratified the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017; and

•	conducted an advisory (non-binding) vote recommending the frequency of advisory votes on Executive Compensation.

Proposal Number 1: Election of Directors

	For	Withheld	Broker Non-vote
Francis B. Brake, Jr.	24,055,417	382,573	3,274,267
Mark A. Turner	24,211,259	226,731	3,274,267
Patrick J. Ward	22,118,848	2,319,141	3,274,267

Proposal Number 2: Ratification of the Appointment of Independent Registered Public Accounting Firm (KMPG LLP)

For	Against	Abstain	Broker Non-vote
27,167,226	470,385	74,646	—

Proposal Number 3: Advisory (Non-binding) Vote Recommending the Frequency of Advisory Votes on Executive Compensation

Every Year	Every Two Years	Every Three Years	Abstain	Broker Non-vote
21,080,349	145,717	3,095,905	116,017	3,274,269

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

WSFS FINANCIAL CORPORATION

Date:	May 2, 2017	By:	/s/ Dominic C. Canuso
Dominic C. Canuso Executive Vice President and Chief Financial Officer